Exhibit 99.1

Contacts:          Bob Halliday

Executive Vice President and

Chief Financial Officer

978.282.7597

or

Tom Baker

Vice President, Finance

978.282.2301

Varian Semiconductor Equipment Associates Reports

Fiscal Year 2009 and Fourth Quarter Results

GLOUCESTER, MA, October 29, 2009 – Varian Semiconductor Equipment Associates, Inc. (“Varian Semiconductor”) (NASDAQ: VSEA) today announced results for its fiscal year 2009 and fourth quarter ended October 2, 2009.

Revenue for the fourth quarter of fiscal year 2009 totaled $117.5 million, compared to revenue of $142.1 million for the same period a year ago. Varian Semiconductor recorded net income of $7.6 million, or $0.10 per diluted share during the fourth quarter of fiscal year 2009, compared to net income of $1.8 million, or $0.02 per diluted share for the same period a year ago.

Revenue for fiscal year 2009 totaled $362.1 million, compared to revenue of $834.1 million for fiscal year 2008. Varian Semiconductor recorded a net loss of $38.0 million, or $0.53 per diluted share for fiscal year 2009, compared to net income of $99.5 million, or $1.33 per diluted share for fiscal year 2008.

Gary Dickerson, Varian Semiconductor’s chief executive officer, said, “We have built significant market share gains during the last several years that have enabled us to hit the ground running coming out of this downturn. Additionally, by continuing to invest in high-value enabling technology, we anticipate successfully penetrating new markets in the next fiscal year that can provide us with significant growth opportunities.”

Bob Halliday, chief financial officer, provided forward guidance for the first quarter of fiscal year 2010, “Our fourth quarter gross margin of 45.4% exceeded both our guidance of 43% to 44% and our past performance at this point in a recovery. We project this trend of increasing gross margin to continue into the first quarter of fiscal year 2010. First quarter revenue is expected to be between $134 and $144 million. Earnings per diluted share are anticipated to range from $0.15 to $0.20.”

During the quarter ended October 2, 2009, Varian Semiconductor identified certain instances dating back to fiscal year 1999 in which deferred income taxes were not properly recorded in its financial statements. These adjustments individually and in the aggregate are not material to Varian Semiconductor’s financial statements for all periods impacted. Varian Semiconductor has revised its historical financial statements to properly reflect these adjustments.

VSEA Announces Q4 and FY 2009 Results	Page 2	October 29, 2009

Varian Semiconductor will hold a conference call, broadcast over the Internet, at 5:30 p.m. eastern time today to discuss Varian Semiconductor’s operating results and outlook. Access to the call is available through the investor relations page on Varian Semiconductor’s website at www.vsea.com. Replays will be available via the website for two weeks after the call.

About Varian Semiconductor Equipment Associates, Inc.

Varian Semiconductor is a leading supplier of ion implantation equipment used in the fabrication of semiconductor chips. Varian Semiconductor’s products are used by chip manufacturers worldwide to produce high-performance semiconductor devices. Customers have made Varian Semiconductor the market leader in ion implant because of its architecturally superior products that lower their costs and improve their productivity.

Varian Semiconductor provides support, training, and after-market products and services that help its customers to obtain high utilization and productivity, reduce operating costs, and extend capital productivity of customer investments through multiple product generations. Varian Semiconductor has ranked #1 in the VLSI Research Customer Satisfaction Survey 12 times over the last 13 years. Varian Semiconductor operates globally and is headquartered in Gloucester, Massachusetts. More information can be found on Varian Semiconductor’s web site at www.vsea.com. The information contained in Varian Semiconductor’s website is not incorporated by reference into this release, and the website address is included in this release as an inactive textual reference only.

Note: This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. For this purpose, statements concerning the industry outlook, Varian Semiconductor’s guidance for first quarter fiscal 2010 revenue, earnings per share, market share, expected product plans, financial performance, market conditions, Varian Semiconductor’s investment in new product and application development, and any statements using the terms “believes,” “anticipates,” “will,” “expects,” “plans” or similar expressions, are forward-looking statements. The forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: volatility in the semiconductor equipment industry; intense competition in the semiconductor equipment industry; Varian Semiconductor’s dependence on a small number of customers; fluctuations in Varian Semiconductor’s quarterly operating results; Varian Semiconductor’s transition to new products; Varian Semiconductor’s exposure to risks of operating internationally; uncertain protection of Varian Semiconductor’s patent and other proprietary rights; Varian Semiconductor’s reliance on a limited group of suppliers; Varian Semiconductor’s ability to manage potential growth, decline and strategic transactions; Varian Semiconductor’s reliance on one primary manufacturing facility; and Varian Semiconductor’s dependence on certain key personnel. These and other important risk factors that may affect actual results are discussed in detail under the caption “Risk Factors” in Varian Semiconductor’s Quarterly Report on Form 10-Q for the quarter ended July 3, 2009 and in other reports filed by Varian Semiconductor with the Securities and Exchange Commission. Varian Semiconductor cannot guarantee any future results, levels of activity, performance or achievement. Varian Semiconductor undertakes no obligation to update any of the forward-looking statements after the date of this release.

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VSEA Announces Q4 and FY 2009 Results	Page 3	October 29, 2009

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Fiscal Three Months Ended		Fiscal Year Ended
	October 2, 2009	October 3, 2008	October 2, 2009	October 3, 2008
Revenue
Product	$105,549	$122,874	$309,230	$752,629
Service	11,951	19,188	52,764	81,371
Royalty	8	2	87	61

Total revenue	117,508	142,064	362,081	834,061
Cost of revenue	64,165	77,684	219,413	438,295

Gross profit	53,343	64,380	142,668	395,766

Operating expenses
Research, development and engineering	19,889	26,771	80,063	111,240
Marketing, general and administrative	23,193	33,155	96,193	130,672
Restructuring	187	961	9,159	1,607

Total operating expenses	43,269	60,887	185,415	243,519

Operating income (loss)	10,074	3,493	(42,747)	152,247
Interest income, net	842	2,145	4,354	8,781
Other expense, net	(344)	(389)	(1,088)	(117)

Income (loss) before income taxes	10,572	5,249	(39,481)	160,911
Provision for (benefit from) income taxes	2,933	3,498	(1,483)	61,395

Net income (loss)	$7,639	$1,751	$(37,998)	$99,516

Weighted average shares outstanding – basic	72,682	71,751	72,321	73,318
Weighted average shares outstanding – diluted	73,844	72,794	72,321	74,719
Net income (loss) per share – basic	$0.11	$0.02	$(0.53)	$1.36
Net income (loss) per share – diluted	$0.10	$0.02	$(0.53)	$1.33

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VSEA Announces Q4 and FY 2009 Results	Page 4	October 29, 2009

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	October 2, 2009	October 3, 2008
ASSETS
Current assets
Cash and cash equivalents	$192,148	$139,679
Short-term investments	44,043	68,996
Accounts receivable, net	115,002	128,904
Inventories	100,764	165,201
Deferred tax assets	19,601	28,599
Other current assets	22,188	24,447

Total current assets	493,746	555,826
Long-term investments	86,439	69,491
Property, plant and equipment, net	65,785	66,636
Long-term deferred tax assets	5,325	-
Other assets	14,944	14,889

Total assets	$666,239	$706,842

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$610	$558
Accounts payable	26,449	29,072
Accrued expenses	22,812	41,745
Income taxes payable	1,820	4,103
Product warranty	3,943	7,661
Deferred revenue	27,098	32,285

Total current liabilities	82,732	115,424
Long-term accrued expenses and other liabilities	66,285	65,064
Long-term deferred tax liabilities	-	3,951
Long-term debt	1,592	2,203

Total liabilities	150,609	186,642

Stockholders’ equity
Common stock	945	935
Capital in excess of par value	612,930	582,270
Less: Cost of treasury stock	(714,877)	(714,877)
Retained earnings	616,051	654,049
Accumulated other comprehensive income (loss)	581	(2,177)

Total stockholders’ equity	515,630	520,200

Total liabilities and stockholders’ equity	$666,239	$706,842

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